UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2006

CERADYNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-13059	33-0055414
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3169 Red Hill Avenue, Costa Mesa, CA	92626
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 549-0421

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

On February 28, 2006, Ceradyne, Inc. issued a press release announcing that Mr. Joel P. Moskowitz, the company’s Chairman, CEO and President, has established a pre-arranged trading plan to sell a portion of his company stock over time as part of his individual long-term strategy for asset diversification and liquidity. The plan was adopted in accordance with guidelines specified in Rule 10b5-1 of the Securities Exchange Act of 1934.

Under his Rule 10b5-1 plan, Mr. Moskowitz may sell up to 200,000 shares of Ceradyne stock over a period of approximately 12 months based on a series of laddered price and volume triggers for the sale of the shares. Mr. Moskowitz has owned these shares since 1983. If Mr. Moskowitz completes the sale of all 200,000 shares under his Rule 10b5-1 plan, he would beneficially own approximately 1,557,000 shares of Ceradyne stock (including shares subject to currently exercisable options and restricted stock units). The sales under this plan will commence no earlier than March 14, 2006.

A copy of the press release dated February 28, 2006 is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

99.1	Press release regarding Rule 10b5-1 Trading Plan, dated February 28, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERADYNE, INC.

February 28, 2006	By:	/s/ Jerrold J. Pellizzon
Jerrold J. Pellizzon
Chief Financial Officer, Vice President and Secretary

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release regarding Rule 10b5-1 Trading Plan, dated February 28, 2006.